Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 22, 2025 with respect to the financial statements and financial highlights of The U.S. Equity Portfolio, The Institutional U.S. Equity Portfolio, The ESG Growth Portfolio, The Catholic SRI Growth Portfolio, The International Equity Portfolio, The Institutional International Equity Portfolio, The Emerging Markets Portfolio, The Core Fixed Income Portfolio, The Corporate Opportunities Portfolio, The U.S. Government Fixed Income Securities Portfolio, The U.S. Corporate Fixed Income Securities Portfolio, The U.S. Mortgage/Asset Backed Fixed Income Securities Portfolio, The Short-Term Municipal Bond Portfolio and The Intermediate Term Municipal Bond Portfolio included in the Certified Shareholder Report of Registered Management Investment Companies on Form N-CSR for HC Capital Trust, which is incorporated by reference in this Post-Effective Amendment No. 103 to the Registration Statement no. 033-87762 on HC Capital Trust’s Form N-1A (the “Registration Statement”). We consent to the use of the aforementioned report in the Prospectus and Statement of Additional Information contained in this Registration Statement, and to the use of our name as it appears under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm and Financial Statements”.

/s/ GRANT THORNTON LLP

Chicago, Illinois
October 28, 2025